SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

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FORM 8-A

For Registration of Certain Classes of Securities Pursuant
to Section 12(g) of the Securities Exchange Act of 1934

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PRACTICEWORKS, INC.
(Exact Name of Registrant as Specified in Its Charter)

Georgia	52-2259090
(State of incorporation	(I.R.S. Employer
or organization)	Identification No.)

1765 The Exchange Suite 200 Atlanta, Georgia (Address of principal executive offices)	30339 (Zip Code)

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box.  [___]

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box. [  X  ]

Securities Act registration statement file number to which this form relates: _________________________
(If applicable)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
N/A	N/A

Securities to be registered pursuant to Section 12(g) of the Act:

Common Stock, par value $0.01 per share

Item 1.  Description of Registrant’s Securities to be Registered.

A description of the Common Stock is incorporated by reference to the section entitled “Description of Capital Stock – Common Stock” in the Company’s Registration Statement on Form S-1, as amended (Commission File No. 333-53792), initially filed with the Securities and Exchange Commission on January 16, 2001.

Item 2.  Exhibits.

1.

Certificate of Incorporation of PracticeWorks, Inc. (incorporated herein by reference to Exhibit 3.1 to the Registration Statement on Form 10, filed by PracticeWorks, Inc. with the Commission on August 22, 2000).

2.	Bylaws of PracticeWorks, Inc. (incorporated herein by reference to Exhibit 3.2 to the Registration Statement on Form 10, filed by PracticeWorks, Inc. with the Commission on August 22, 2000).
3.

Form of certificate representing shares of Common Stock of PracticeWorks, Inc., par value $0.01 per share (incorporated herein by reference to Exhibit 4.1 to Amendment No. 1 to the Registration Statement on Form 10, filed by Practice Works, Inc. with the Commission on December 21, 2000).

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized.

PRACTICEWORKS, INC. By: /s/ James A. Cochran Name: James A. Cochran Title: Senior Vice President and Chief Financial Officer
Dated: September 30, 2002

INDEX TO EXHIBITS

1.

Certificate of Incorporation of PracticeWorks, Inc. (incorporated herein by reference to Exhibit 3.1 to the Registration Statement on Form 10, filed by PracticeWorks, Inc. with the Commission on August 22, 2000).

2.	Bylaws of PracticeWorks, Inc. (incorporated herein by reference to Exhibit 3.2 to the Registration Statement on Form 10, filed by PracticeWorks, Inc. with the Commission on August 22, 2000).
3.

Form of certificate representing shares of Common Stock of PracticeWorks, Inc., par value $0.01 per share (incorporated herein by reference to Exhibit 4.1 to Amendment No. 1 to the Registration Statement on Form 10, filed by Practice Works, Inc. with the Commission on December 21, 2000).